As Filed with the Securities and Exchange Commission on April 3, 1998

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 HAPPY KIDS INC.
             (Exact name of registrant as specified in its charter)


        New York                      5130                      13-3473638
(State or Other Jurisdiction      (Primary Standard           (I.R.S. Employer
    of Incorporation            Industrial Classification    Identification No.)
    or Organization)                Code Number)


                        100 West 33rd Street; Suite 1100
                            New York, New York 10001
                                 (212) 695-1151
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                            ------------------------

                                  Jack M. Benun
                      Chairman of the Board, President and
                             Chief Executive Officer
                                 Happy Kids Inc.
                        100 West 33rd Street; Suite 1100
                            New York, New York 10001
                                 (212) 695-1151
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   Copies to:

     David J. Sorin, Esq.                          Eric M. Lerner, Esq.
     Richard S. Mattessich, Esq.                   Rosenman & Colin LLP
     Buchanan Ingersoll                            575 Madison Avenue
     500 College Road East                         New York, NY 10022-2585
     Princeton, NJ 08540                           (212) 940-8800
     (609) 987-6800
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act
of 1933, check the following box.   | |

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   |X|
   333-44267
---------------

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   | |

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   | |

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. | |


                         CALCULATION OF REGISTRATION FEE

==================================================================================
                                             Proposed     Proposed
                                             Maximum      Maximum
 Title of Each Class of         Amount      Offering     Aggregate     Amount of
    Securities to be             to be        Price       Offering    Registration
       Registered             Registered    Per Share     Price(1)      Fee(2)
--------------------------    ----------    ---------    ----------   ------------
Common  Stock,  $.01  par
value.....................     230,000       $10.00      $2,300,000      $678.50
==================================================================================


(1)  Calculated pursuant to Rule 457(o).

(2)  A wire transfer in the amount of $750.00 was transmitted on April 3, 1998.

                            ------------------------

                                EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (Reg. No. 333-44267) filed by Happy Kids Inc. (the "Company") with the Securities and Exchange Commission on January 14, 1998, as amended by the Pre-Effective Amendment No. 1 thereto filed on February 26, 1998, the Pre-Effective Amendment No. 2 thereto filed on March 6, 1998 and the Pre-Effective Amendment No. 3 thereto filed on April 1, 1998, which Registration Statement, as amended, was declared effective on April 2, 1998, are incorporated herein by reference.



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


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on April 3, 1998.

                                 HAPPY KIDS INC.

                                 By:  /s/ Jack M. Benun
                                      -----------------
                                      Jack M. Benun, President and
                                      Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signatures                       Title                          Date
      ----------                       -----                          ----

/s/ Jack M. Benun            President and Chief Executive        April 3, 1998
-------------------------    Officer and Director (Principal
     Jack M. Benun           Executive Officer)

/s/ Stuart Bender            Chief Financial Officer and          April 3, 1998
-------------------------    Treasurer (Principal Financial
      Stuart Bender          and Accounting Officer)

           *                 Executive Vice President,            April 3, 1998
-------------------------    Secretary and Director
     Mark J. Benun

           *                 Senior Vice President and Director   April 3, 1998
-------------------------
       Isaac Levy


* By his signature set forth below the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Registration Statement on behalf of the persons indicated.

By:  /s/ Jack M. Benun
     --------------------
        Jack M. Benun
      (Attorney-in-fact)

                                  EXHIBIT INDEX


    Exhibit
      No.                     Description of Exhibit
    -------                   ----------------------

       1        Form of Underwriting Agreement.

       3.1      Restated Certificate of Incorporation.

       3.2      Amended and Restated Bylaws.

       4.1 Voting Agreement, dated January 1, 1998, by and between Jack Benun and Mark Benun.

       4.2 Shareholder Agreement, dated January 1, 1998, by and among Jack Benun, Mark Benun and Isaac Levy.

       5*       Opinion of Buchanan Ingersoll as to validity of Common Stock.

      10.1      1997 Stock Plan.

      10.2 Form of Indemnification Agreement executed by each of the Company's directors and officers.

      10.3 Lease Agreement, by and between J & B 18 Corp. and SZS 33 Associates L.P., as amended.

      10.4 Lease Agreement, by and between Hawk Industries, Inc. and Triangle Fidelco Industrial Center, as amended.

      10.5 Financing Agreement with the CIT Group/Commercial Services, Inc., as Agent for itself and certain other lenders, as amended.

      10.6      Notification Factoring Agreement.

      10.7      Employment Agreement, by and between the Company and Jack Benun.

      10.8      Employment Agreement, by and between the Company and Mark Benun.

      10.9      Employment Agreement, by and between the Company and Isaac Levy.

      10.10     Employment  Agreement,  by and  between  the  Company and Stuart
                Bender.

      10.11 Form of Employee-At-Will, Non-solicitation, Invention Assignment and Non-Disclosure Agreement.

      10.12 Securities Purchase Agreement, dated as of January 1, 1998, by and among, the Company and Jack M. Benun and Mark J. Benun.

      10.13+ License Agreement by and between the Company and MTV Networks, dated June 15, 1996, as amended.

      10.14.1+  License   Agreement  by  and  between  the  Company  and  B.U.M.
                Equipment, dated June 1, 1995, as amended.

    Exhibit
      No.                     Description of Exhibit
    -------                   ----------------------

      10.14.2+  License   Agreement  by  and  between  the  Company  and  B.U.M.
                Equipment, dated October 1, 1997, as amended.

      10.15+ License Agreement by and between the Company and Ocean Pacific Apparel Corp., dated October 1997.

      21        Subsidiaries of the Registrant.

      23.1*     Consent of Grant Thornton LLP.

      23.2 Consent of Buchanan Ingersoll (contained in the opinion filed as Exhibit 5 to this Registration Statement).

      23.3      Consent of The NPD Group.

      23.4      Consent of Children's Business.

      23.5      Consent of Marvin Azrak.

      23.6      Consent of Stephen Kahn.

      24        Powers of  Attorney of certain  officers  and  directors  of the
                Company   (contained  on  the  signature  page  of  Registration
                Statement No. 333-44267).


* Filed herewith. All other exhibits are incorporated by reference to the Company's Registration Statement on Form S-1, as amended (Reg. No. 333-44267), declared effective on April 2, 1998.

+   Confidential treatment has been requested for a portion of this Exhibit.


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